Exhibit 10.1
AMENDMENT NO. 1, dated as of February 5, 2009, to the Restricted Stock Unit Award Agreement (the “Agreement”), dated as of January 9, 2009, by and between First Industrial Realty Trust, Inc. (“FR”) and Bruce W. Duncan (the “Grantee”).
     WHEREAS, FR and the Grantee have previously entered into the Agreement;
     WHEREAS, FR and the Grantee mutually desire to amend the Agreement in order to correct a scrivener’s error;
     NOW, THEREFORE, the Agreement is hereby amended as follows:
1. Section 2(a)(ii)(B)(1) of the Agreement is hereby amended by adding the word “consecutive” immediately preceding the word “trading”.
2. Except as provided herein, the Agreement shall remain in full force and effect. The Agreement together with this Amendment No. 1 shall be considered one and the same agreement.

FIRST INDUSTRIAL REALTY TRUST, INC.
By:	/s/ John H. Clayton
	Name:	John H. Clayton
	Title:	Vice President — Corporate Legal

BRUCE W. DUNCAN
/s/ Bruce W. Duncan